UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020 (January 31, 2020)

PACIFIC PREMIER BANCORP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-22193 (Commission File Number)	33-0743196 (I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 864-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PPBI	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 31, 2020, Pacific Premier Bancorp, Inc., a Delaware corporation, or PPBI, Pacific Premier Bank, a California-chartered bank and wholly-owned subsidiary of PPBI, or Pacific Premier, and Opus Bank, a California-chartered bank, or Opus, entered into an Agreement and Plan of Reorganization, referred to as the Merger Agreement, pursuant to which Opus will be merged with and into Pacific Premier, with Pacific Premier as the surviving institution, which is referred to as the Merger. A copy of the Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K. A summary of the material terms of the Merger Agreement follows.

Merger Consideration

The consideration payable to Opus shareholders upon completion of the Merger, which is referred to as the Merger Consideration, will consist of whole shares of PPBI common stock, par value $0.01 per share, or PPBI Common Stock, and cash in lieu of fractional shares of PPBI Common Stock. Upon consummation of the Merger, (i) each share of Opus common stock, no par value per share, or Opus Common Stock, issued and outstanding immediately prior to the effective time of the Merger, or the Effective Time, will be canceled and exchanged for the right to receive 0.9000 shares of PPBI Common Stock, which is referred to as the Exchange Ratio, and (ii) each share of Opus Series A non-cumulative, non-voting preferred stock, or Opus Preferred Stock, issued and outstanding immediately prior to the Effective Time will be converted into and cancelled in exchange for the right to receive that number of shares of PPBI Common Stock equal to the product of (X) the number of shares of Opus Common Stock into which such share of Opus Preferred Stock is convertible in connection with, and as a result of the Merger, and (Y) the Exchange Ratio, in each case, plus cash in lieu of fractional shares of PPBI Common Stock.

Opus Options. Each outstanding and unexercised vested option to acquire shares of Opus Common Stock will be canceled in exchange for the right to receive (without interest) from Opus, immediately prior to the Effective Time, a single lump sum cash payment equal to the product of (i) the number of shares of Opus Common Stock subject to such Opus option immediately prior to the Effective Time, and (ii) the excess, if any, of (A) the PPBI Average Share Price (which is the average closing price per share of PPBI Common Stock for the five trading days ending on and including the fifth trading day prior to the closing date of the Merger) multiplied by the Exchange Ratio, over (B) the exercise price per share of such Opus option, less any applicable taxes required to be withheld with respect to such payment. If the exercise price per share of any such Opus option is equal to or greater than the PPBI Average Share Price multiplied by the Exchange Ratio, such Opus option will be canceled without any cash payment being made in respect thereof.

Opus Restricted Stock and Opus Time-Based Restricted Stock Units.   Each outstanding award of restricted shares of Opus Common Stock, which we refer to as Opus Restricted Stock, and each outstanding award of time-based restricted stock units, or Opus RSUs, other than Opus RSUs awarded in 2020 to Opus employees who will become Pacific Premier employees, in each case granted pursuant to Opus’s equity incentive plans, which we refer to as the Opus Equity Plans, and after taking into account applicable tax withholdings, will become fully vested immediately prior to the Effective Time and, upon the Effective Time, will be cancelled in exchange for the right to receive a number of shares of PPBI Common Stock equal to the number of shares of Opus Common Stock underlying such vested awards immediately prior to the Effective Time multiplied by the Exchange Ratio.

At the Effective Time, each Opus RSU awarded in 2020 to Opus employees who will become Pacific Premier employees will automatically cease to represent a restricted stock unit denominated in shares of Opus Common Stock and will be substituted with a restricted stock unit denominated in shares of PPBI Common Stock, which we refer to as a PPBI RSU, with terms substantially similar to the terms and conditions (including the same vesting terms) that applied to the relevant Opus RSU immediately prior to the Effective Time. The number of shares of PPBI Common Stock subject to each such PPBI RSU will be equal to the product (rounded to the nearest whole number) of (x) the number of shares of Opus Common Stock subject to such Opus RSU immediately prior to the Effective Time multiplied by (y) the Exchange Ratio.

Opus Performance-Based Restricted Stock Units. Each outstanding award of performance-based restricted stock units granted pursuant to the Opus Equity Plans, which we refer to as Opus PRSUs, other than any Opus PRSUs awarded in 2020 to Opus employees who will become Pacific Premier employees, will become vested effective immediately prior to the Effective Time in a number of units in respect of such award as determined in accordance with the applicable award agreement or Opus Equity Plan (after taking into account applicable tax withholdings) and cancelled in exchange for the right to receive a number of shares of PPBI Common Stock equal to the number of shares of Opus Common Stock underlying such vested awards immediately prior to the Effective Time multiplied by the Exchange Ratio.

At the Effective Time, each Opus PRSU awarded in 2020 to Opus employees who will become Pacific Premier employees will automatically cease to represent a performance-based restricted stock unit denominated in shares of Opus Common Stock and will be substituted with a PPBI RSU with terms substantially similar to the terms and conditions (including the same service-based vesting terms but excluding performance-based vesting terms) as were applicable to the relevant Opus PRSU immediately prior to the Effective Time. The number of shares of PPBI Common Stock subject to each such PPBI RSU will be equal to the product (rounded to the nearest whole number) of (x) the number of shares of Opus Common Stock subject to such Opus PRSU immediately prior to the Effective Time, determined based on the greater of the Shortened Period RSUs (as such term is defined in the award agreement applicable to the Opus PRSUs) and the target number of the applicable Opus PRSUs, multiplied by (y) the Exchange Ratio.

Opus Warrants. Holders of warrants to purchase shares of Opus Common Stock or Opus Preferred Stock, which we collectively refer to as Opus Warrants, may either cancel or redeem their Opus Warrants.  Each outstanding Opus Warrant that is cancelled will be exchanged for the right to receive from PPBI a single lump sum cash payment equal to the product of (x) the number of shares of Opus Common Stock subject to such Opus Warrant (on an as-converted basis in the case of warrants to purchase shares of Opus Preferred Stock) immediately prior to the Effective Time, and (y) the excess, if any, of (A) the PPBI Average Share Price multiplied by the Exchange Ratio over (B) the exercise price per share of Opus Common Stock of such Opus Warrant (on an as-converted basis in the case of warrants to purchase shares of Opus Preferred Stock). If the exercise price per share of any such Opus Warrant (on an as-converted basis, in the case of warrants to purchase shares of Opus Preferred Stock) is equal to or greater than the PPBI Average Share Price multiplied by the Exchange Ratio, such Opus Warrant will be canceled without any cash payment being made in respect thereof.

Each outstanding Opus Warrant that is exercised will have the shares of Opus Common Stock and Opus Preferred Stock issued upon the exercise of such Opus Warrant immediately prior to the Effective Time. At the Effective Time, such issued  shares of Opus Common Stock and Opus Preferred Stock will be converted into the right to receive the per share Merger Consideration described above.

PPBI will assume each Opus Warrant that is not canceled or exercised prior to the Effective Time in accordance with the terms of the Merger Agreement and will be obligated to pay the per share Merger Consideration described above to the holder of such Opus Warrant upon exercise in accordance with its terms.

Shareholder Agreements

As a material inducement for PPBI and Pacific Premier to enter into the Merger Agreement, Opus directors who own shares of Opus Common Stock and certain Opus executive officers and Opus shareholders, who we collectively refer to as Shareholders and who own in the aggregate approximately 19% of the outstanding shares of Opus Common Stock and approximately 98% of the outstanding shares of Opus Preferred Stock, have entered into agreements with PPBI, Pacific Premier and Opus pursuant to which such Shareholder has agreed, among other things, to vote (or cause to be voted) all shares of Opus Common Stock and Opus Preferred Stock (whether acquired before or after the Merger) beneficially owned by him, her or it (x) in favor of approval of the Merger, the Merger Agreement and the transactions contemplated thereby; (y) against any action or agreement that, to the knowledge of the Shareholder, would result in a breach of any covenant, representation or warranty or any other material obligation or agreement of Opus contained in the Merger Agreement or of the shareholder contained in the shareholder agreement; and (z) against any alternative acquisition proposal. These Shareholders also agreed to certain restrictions on their ability to transfer their shares of Opus Common Stock and Opus Preferred Stock or their voting rights of such shares while the shareholder agreement remains in effect. The shareholder agreement is substantially in the form included as Annex A to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Assumption of Opus Subordinated Notes

In connection with the closing of the Merger, PPBI will assume, or cause Pacific Premier to assume, Opus’s obligations under its 5.5% fixed-to-floating rate subordinated notes due July 1, 2026, or the Subordinated Notes, with a carrying value of $133.28 million as of December 31, 2019.

Resignation and Appointment of Directors

Pursuant to the terms of the Merger Agreement, two (2) existing directors of the PPBI Board of Directors, or the PPBI Board, and the Pacific Premier Board of Directors, or the Pacific Premier Board, will resign, effective no later than immediately prior to the Effective Time. PPBI and Pacific Premier are required to take all actions necessary to appoint or elect, effective as of the Effective Time, two (2) individuals, each of whom must be existing Opus directors and mutually agreeable to PPBI and Opus, as directors of PPBI and Pacific Premier. Each individual will serve until the first annual meeting of the shareholders of PPBI and Pacific Premier following the Effective Time and until his or her successor is elected and qualified. Subject to the fiduciary duties of the PPBI Board, PPBI is required to include such individuals on the list of nominees for director presented by the PPBI Board and for which the PPBI Board will solicit proxies at the first annual meeting of the shareholders of PPBI following the Effective Time.

Certain Other Terms and Conditions of the Agreement

The Merger Agreement contains customary representations and warranties from Opus, PPBI and Pacific Premier, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of Opus’s and PPBI’s respective businesses during the interim period between the execution of the Merger Agreement and the Effective Time.

Conditions to the Merger

The consummation of the Merger is subject to a number of conditions, which include, among others:

(i)	the approval of the Merger Agreement by Opus’s shareholders and the approval of the issuance of shares of PPBI Common Stock by PPBI’s shareholders;

(ii)	the receipt of all necessary regulatory approvals for the Merger, without the imposition of conditions or requirements that shall require PPBI or Opus to take any action or commit to take any action that would reasonably be likely to have a material adverse effect on PPBI and its subsidiaries, taken as a whole, after giving effect to the Merger (measured on a scale relative to Opus and its subsidiaries, taken as a whole);

(iii)	the absence of any regulation, judgment, decree, injunction or other order of a governmental authority which prohibits the consummation of the Merger;

(iv)	the effective registration of the shares of PPBI Common Stock to be issued to Opus’s shareholders with the Securities and Exchange Commission, or the SEC, and the approval of such shares for listing on the Nasdaq Global Market;

(v)	all representations and warranties made by PPBI and Pacific Premier, on the one hand, and Opus, on the other hand, in the Merger Agreement must remain true and correct, except for certain inaccuracies that would not have, or would not reasonably be expected to have, a material adverse effect;

(vi)	PPBI and Pacific Premier, on the one hand, and Opus, on the other hand, must have performed their respective obligations under the Merger Agreement in all material respects;

(vii)	as of the month-end prior to the closing of the Merger, Opus must have an agreed-upon minimum aggregate outstanding balance of non-maturity deposits; and

(ix)	receipt by each party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Termination

The Merger Agreement contains certain termination rights for both PPBI and Opus, including if (i) the Merger is not consummated by December 31, 2020, and such date is not extended to March 31, 2021 under certain circumstances set forth in the Merger Agreement, (ii) the necessary regulatory approvals are not obtained, or (iii) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied.

Termination Fee

Opus must pay PPBI a termination fee in the amount of $38,658,859 if the Merger Agreement is terminated under certain circumstances set forth in the Merger Agreement.

Expenses of the Merger

Each party will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby.

The foregoing descriptions of the Merger Agreement and the shareholder agreements does not purport to be complete and are qualified in their entirety by reference to the full text of the Merger Agreement, including the form of shareholder agreement attached as Annex A to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact.

In addition, such representations and warranties (i) will not survive consummation of the Merger, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or willful breach of the provisions of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding PPBI, Pacific Premier, Opus, or their respective affiliates or their respective businesses. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Opus, PPBI, Pacific Premier, their respective affiliates or their respective businesses, the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include a proxy statement of Opus and a prospectus of PPBI, as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings that Opus makes with the Federal Deposit Insurance Corporation, or the FDIC, and PPBI makes with the Securities and Exchange Commission, or the SEC.

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Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of PPBI and Opus. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on PPBI’s and Opus’s current expectations and assumptions regarding PPBI’s and Opus’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Many possible events or factors could affect PPBI’s or Opus’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive agreement and plan of reorganization between PPBI and Opus, the outcome of any legal proceedings that may be instituted against PPBI or Opus, delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where PPBI and Opus do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, the ability to complete the transaction and integration of PPBI and Opus successfully, and the dilution caused by PPBI’s issuance of additional shares of its capital stock in connection with the transaction. Except to the extent required by applicable law or regulation, each of PPBI and Opus disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding PPBI, Opus and factors which could affect the forward-looking statements contained herein can be found in PPBI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019, and its other filings with the SEC, and in Opus’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2019, June 30, 2019 and September 30, 2019, and its other filings with the FDIC.

Important Information About the Merger and Where to Find It

In connection with the proposed acquisition transaction, a registration statement on Form S-4 will be filed with the SEC that will include a joint proxy statement/prospectus filed with the SEC and the FDIC to be distributed to the shareholders of Opus and PPBI in connection with their votes on the acquisition. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC OR THE FDIC IN CONNECTION WITH THE TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. The final joint proxy statement/prospectus will be mailed to shareholders of Opus and PPBI. Investors and security holders will be able to obtain the documents, and any other documents PPBI has filed with the SEC, free of charge at the SEC’s website, www.sec.gov or by accessing PPBI’s website at www.ppbi.com under the “Investors” link and then under the heading “SEC Filings”. Investors and security holders will be able to obtain the documents, and any other documents Opus has filed with the FDIC, free of charge at Opus’s website at www.opusbank.com under the tab “Investor Relations” and then under the heading “Presentations & Filings”. In addition, documents filed with the SEC by PPBI or with the FDIC by Opus will be available free of charge by (1) writing PPBI at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention: Investor Relations, or (2) writing Opus at 19900 MacArthur Boulevard, 12th Floor, Irvine, CA 92612, Attention: Investor Relations.

Before making any voting or investment decision, shareholders of PPBI and Opus are urged to read carefully the entire registration statement and joint proxy statement/prospectus when they become available, including any amendments thereto, because they will contain important information about the proposed transaction, PPBI and Opus. Free copies of these documents may be obtained as described above.

Participants in Solicitation

The directors, executive officers and certain other members of management and employees of PPBI may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction from the shareholders of PPBI. Information about PPBI’s directors and executive officers is included in the proxy statement for its 2019 annual meeting of PPBI’s shareholders, which was filed with the SEC on April 9, 2019.

The directors, executive officers and certain other members of management and employees of Opus may also be deemed to be participants in the solicitation of proxies in connection with the proposed transaction from the shareholders of Opus. Information about the directors and executive officers of Opus is included in the proxy statement for its 2019 annual meeting of Opus shareholders, which was filed with the FDIC on March 14, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition when it becomes available. Free copies of this document may be obtained as described above.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number

2.1	Agreement and Plan of Reorganization, dated as of January 31, 2020, by and among Pacific Premier Bancorp, Inc., Pacific Premier Bank, and Opus Bank.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. PPBI agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	February 6, 2020	By:	/s/ Steven R. Gardner
Steven R. Gardner
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

2.1	Agreement and Plan of Reorganization, dated as of January 31, 2020, by and among Pacific Premier Bancorp, Inc., Pacific Premier Bank, and Opus Bank.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. PPBI agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

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